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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)

                                     PROSPECTUS NUMBER: 1831



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $40,000,000


CUSIP NUMBER:            59018S Y24


INTEREST RATE:           5.50000%


ORIGINAL ISSUE DATE:     February 12, 1999


STATED MATURITY DATE:    February 12, 2004


INTEREST PAYMENT DATES:  12th day of each month commencing on March 12, 1999, through and including the Stated Maturity Date, subject to the following business day convention.



REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: February 12, 2002


OTHER PROVISIONS:        The Notes are subject to redemption at the option of ML&Co., in whole, semi-annually on each February 12 and August 12 commencing February 12,
                         2002, at a redemption price equal to 100% of the principal amount of the
                         Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   January 27, 1999


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